As filed with the Securities and Exchange Commission on August 27, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

McKESSON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3207296
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Post Street

San Francisco, California 94104

(Address, Including Zip Code, of Principal Executive Offices)

McKesson Corporation 2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Laureen E. Seeger

Executive Vice President, General Counsel and Chief Compliance Officer

McKesson Corporation

One Post Street

San Francisco, California 94104

(415) 983-8300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

John G. Saia McKesson Corporation One Post Street San Francisco, California 94104 (415) 983-8300	David M. Lynn Morrison & Foerster LLP 2000 Pennsylvania Avenue, Suite 6000 Washington, D.C. 20006 (202) 887-1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered¹	Proposed Maximum Offering Price per Share²	Proposed Maximum Aggregate Offering²	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,000,000 shares	$122.56	$612,800,000.00	$83,585.92

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of common stock that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding common stock.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s common stock on August 22, 2013 as reported on the New York Stock Exchange.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE PURSUANT

TO GENERAL INSTRUCTION E OF FORM S-8

Pursuant to a registration statement on Form S-8 (File No. 333-70501) filed with the Securities and Exchange Commission (the “Commission”) on January 12, 1999, McKesson Corporation, a Delaware corporation (the “Company” or “Registrant”), registered a total of 1,100,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for sale under the Company’s 2000 Employee Stock Purchase Plan (formerly known as the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan) (as amended, the “2000 ESPP”). On August 26, 1999, November 14, 2002, and November 6, 2007 the Company filed a registration statement on Form S-8 (File Nos. 333-85965, 333-101210, and 333-147182) with the Commission, each to register an additional 5,000,000 shares of Common Stock reserved for sale under the 2000 ESPP. On July 31, 2013, the Company’s stockholders approved an amendment to the 2000 ESPP, pursuant to which the number of shares of Common Stock reserved for sale thereunder was increased by 5,000,000 shares to an aggregate of 21,100,000 shares. This Registration Statement covers the additional 5,000,000 shares of Common Stock reserved for sale under the 2000 ESPP as approved by the Company’s stockholders on July 31, 2013.

The information required in the Section 10(a) prospectus for each of the plans referenced above is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933, as amended.

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 FILED BY THE COMPANY ON JANUARY 12, 1999, AUGUST 26, 1999, NOVEMBER 14, 2002, AND NOVEMBER 6, 2007, AS REFERENCED ABOVE (FILE NOS. 333-70501, 333-85965, 333-101210, AND 333-147182), EXCEPT AS AMENDED HEREBY.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents previously filed or to be filed by the Registrant with the Commission are incorporated herein by reference in this Registration Statement (collectively, the “Incorporated Documents”):

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2013;

(b)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

(c)	Current Reports on Form 8-K filed June 25 and August 2, 2013; and

(d)	The description of the Company’s Common Stock set forth under the caption “Description of Capital Stock” in its registration statement on Form S-3 filed with the Commission on May 13, 2005, File No. 333-124921, together with any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities than remaining unsold.

Pursuant to Rule 412 under the Securities Act of 1933, any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The legality of the securities offered hereby will be passed upon by Laureen E. Seeger, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant. Ms. Seeger owns, directly and indirectly, less than 1% of the outstanding shares of the Registrant’s Common Stock.

Item 8.	Exhibits

Unless otherwise indicated below as being incorporated herein by reference to another filing with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of McKesson Corporation (Exhibit 3.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, is incorporated herein by reference).

4.2	Amended and Restated By-Laws of McKesson Corporation dated as of July 31, 2013 (Exhibit 3.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the SEC on August 2, 2013, is incorporated herein by reference).

5.1	Opinion of Laureen E. Seeger, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant.

10.1	McKesson Corporation 2000 Employee Stock Purchase Plan (Appendix C to the Form DEF 14A filed with the Commission on June 21, 2013, File No. 001-13252, is incorporated herein by reference).

23.1	Consent of Laureen E. Seeger, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on August 27, 2013.

McKESSON CORPORATION

By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on August 27, 2013.

Signature	Title

*	Chairman of the Board, President and Chief
John H. Hammergren	Executive Officer (Principal Executive Officer)

*	Interim Chief Financial Officer, Vice President and
Nigel A. Rees	Controller (Principal Accounting Officer)

*	Director
Andy D. Bryant

*	Director
Wayne A. Budd

*	Director
Alton F. Irby III

*	Director
M. Christine Jacobs

*	Director
Marie L. Knowles

*	Director
David. M. Lawrence, M.D.

*	Director
Edward A. Mueller

*	Director
Jane E. Shaw

*By:	/s/ Laureen E. Seeger
Laureen E. Seeger,
as Attorney-in-fact

EXHIBIT INDEX

Exhibits identified in parentheses below are on file with the Commission and are incorporated by reference as exhibits hereto.

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of McKesson Corporation (Exhibit 3.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, is incorporated herein by reference).

4.2	Amended and Restated By-Laws of McKesson Corporation dated as of July 31, 2013 (Exhibit 3.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the SEC on August 2, 2013, is incorporated herein by reference).

5.1	Opinion of Laureen E. Seeger, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant.

10.1	McKesson Corporation 2000 Employee Stock Purchase Plan (Appendix C to the Form DEF 14A filed with the Commission on June 21, 2013, File No. 001-13252, is incorporated herein by reference).

23.1	Consent of Laureen E. Seeger, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney.